Exhibit 4.25

ANADARKO PETROLEUM CORPORATION

SECOND SUPPLEMENTAL INDENTURE
Dated as of July 15, 2009

to the

INDENTURE

Dated as of September 19, 2006

between

ANADARKO PETROLEUM CORPORATION

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

SECOND SUPPLEMENTAL INDENTURE, dated as of July 15, 2009 (this “Second Supplemental Indenture”), to the indenture dated as of September 19, 2006 (the “Base Indenture”) between Anadarko Petroleum Corporation, a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., (the “Trustee”) as supplemented by the first supplemental indenture dated as of October 10, 2006 (the “First Supplemental Indenture” and the Base Indenture as supplemented by the First Supplemental Indenture, the “Indenture”).

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Base Indenture to provide for the issuance from time to time of Securities (as defined in the Base Indenture) of the Company, to be issued in one or more series;

WHEREAS, pursuant to the Indenture, the Company has heretofore issued the Zero Coupon Securities (as defined in the First Supplemental Indenture);

WHEREAS, under the terms of the Indenture and the Zero Coupon Securities, the Holder of a Zero Coupon Security (all such Holders together, the “Zero Coupon Securities Holders”) may require the Company to repurchase such Security on, among other dates, October 10, 2009 (such right, the “2009 Put Right”);

WHEREAS, Section 902(2) of the Base Indenture provides that the Company and the Trustee may, with the consent of each Holder of any Securities which provide that the Holder may require the Company to repurchase such Securities, enter into indentures supplemental to the Indenture for the purpose of modifying in any manner the right of the Holders of such Securities to require repurchase of such Securities;

WHEREAS, the Company (i) desires the modification of the -terms of the Indenture and the Zero Coupon Securities as hereinafter provided to eliminate the 2009 Put Right, (ii) has obtained the consent of the Zero Coupon Securities Holders to such modification, and (iii) has requested the Trustee to enter into this Second Supplemental Indenture for the purpose of modifying the terms of the Indenture and the Zero Coupon Securities to eliminate the 2009 Put Right as hereinafter provided; and

NOW, THEREFORE, for and in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

(a)          Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture.

(b)          The rules of interpretation set forth in the Indenture shall be applied hereto as if set forth in full herein.

(c)          For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings (such meanings shall apply equally to both the singular and plural forms of the respective terms):

Other Definitions

Term	Defined in Section
“Indenture”	Preamble
“2009 Put Right”	Third “Whereas” Recital
“Zero Coupon Securities”	Second “Whereas” Recital
“Zero Coupon Securities Holders”	Third “Whereas” Recital

ARTICLE II

Modification to terms of Zero Coupon Securities

SECTION 2.01.    Modification of Section 2.06 of First Supplemental Indenture.  The first paragraph of Section 2.06 of the First Supplemental Indenture is hereby amended and restated in its entirety to read as follows:

Prior to October 10, 2010, the Zero Coupon Securities shall not be redeemable or subject to repurchase at the option of any Holder thereof.  On October 10, 2010 (the “Initial Purchase Date”) and on each subsequent anniversary of such date thereafter (with the exception of October 10, 2011) (each such date and the Initial Purchase Date, a “Purchase Date”), a Holder shall have the right to require the Company to redeem all or a portion of the Zero Coupon Security registered in the name of such Holder on the Security Register at a Redemption Price equal to the product of the principal amount at maturity of such Zero Coupon Security (or portion thereof) to be redeemed and the “Put Price” related to such Purchase Date as set forth in the table in Annex A hereto (each such amount, a “Purchase Price”).

SECTION 2.02.    Modification of Reverse of Form of Zero Coupon Securities.  The second paragraph of the reverse of the form of Zero Coupon Securities set forth as Exhibit A to the First Supplemental Indenture is hereby amended and restated in its entirety to read as follows:

The Securities of this series are not subject to any sinking fund.  Prior to October 10, 2010, the Zero Coupon Securities shall not be redeemable or subject to repurchase at the option of any Holder thereof.  On October 10, 2010 (the “Initial Purchase Date”) and on each subsequent anniversary of such date thereafter (with the exception of October 10, 2011) (each such date and the initial Purchase Date, a “Purchase Date”), a Holder shall have the right to require the Company to redeem all or a portion of the Zero Coupon Security registered in the name of such Holder on the Security Register at a Redemption Price equal to the product of the principal amount at maturity of such Zero Coupon Security (or portion thereof) to be redeemed and the “Put Price” related to such Purchase Date as set forth in the table in Annex A hereto (each such amount, a “Purchase Price”).

SECTION 2.03.    Modification of Annex A.  Annex A to the First Supplemental Indenture and form of Zero Coupon Securities set forth as Exhibit A to the First Supplemental Indenture is hereby amended and restated in its entirety as follows:

		Annex A

	Purchase Price

Purchase Date	Put Price (% of Final Principal)	Purchase Price per Million (principal amount at maturity in dollars)
October 10, 2010	26.056551	$260,565.51
October 10, 2012	28.896577	$288,965.77
October 10, 2013	30.430643	$304,306.43
October 10, 2014	32.046150	$320,461.50
October 10, 2015	33.747422	$337,474.22
October 10, 2016	35.539011	$355,390.11
October 10, 2017	37.425712	$374,257.12
October 10, 2018	39.412574	$394,125.74
October 10, 2019	41.504916	$415,049.16
October 10, 2020	43.708335	$437,083.35
October 10, 2021	46.028731	$460,287.31
October 10, 2022	48.472312	$484,723.12
October 10, 2023	51.045618	$510,456.18
October 10, 2024	53.755536	$537,555.36
October 10, 2025	56.609319	$566,093.19
October 10, 2026	59.614605	$596,146.05
October 10. 2027	62.779435	$627,794.35
October 10, 2028	66.112280	$661,122.80
October 10, 2029	69.622060	$696,220.60
October 10, 2030	73.318167	$733,181.67
October 10, 2031	77.210494	$772,104.94
October 10, 2032	81.309458	$813,094.58
October 10, 2033	85.626028	$856,260.28
October 10, 2034	90.171757	$901,717.57
October 10, 2035	94.958811	$949,588.11
Maturity Date	100.000000	$1,000,000.00

ARTICLE III

Miscellaneous

SECTION 3.01.    Ratification of Original Indenture; Second Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Zero Coupon Securities shall be bound hereby.

SECTION 3.02.    Concerning the Trustee.  The recitals contained herein and in the Zero Coupon Securities, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Zero Coupon Securities.

SECTION 3.03.    Counterparts.  This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 3.04.    GOVERNING LAW.  THIS SECOND SUPPLEMENTAL INDENTURE AND THE ZERO COUPON SECURITIES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

SECTION 3.05.    Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 3.06.    Benefits under Second Supplemental Indenture, etc.  Nothing in this Second Supplemental Indenture or the Zero Coupon Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Zero Coupon Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Second Supplemental Indenture or the Zero Coupon Securities.

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IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

ANADARKO PETROLEUM CORPORATION

By:	/s/ Bruce W. Busmire
Name:	Bruce W. Busmire
Title:	Vice President, Finance and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By:	/s/ Marcella Burgess
Name:	Marcella Burgess
Title:	Vice President